FOR IMMEDIATE RELEASE

RCS Capital Corporation Announces an Upwards Adjustment to Third Quarter 2013 Net Income

New York, New York, October 28, 2013 – RCS Capital Corporation (NYSE: RCAP) (“RCAP”) announced today an upwards adjustment to third quarter 2013 earnings and earnings per share attributable to RCAP from those previously reported on October 24, 2013. The upward adjustment resulted from the allocation of certain corporate overhead expenses to non-controlling interests. The adjusted earnings and earnings per share are reflected in the table below and will appear in the financial statements included in the Company’s Quarterly Report on Form 10-Q to be filed in early November.

	Three Months Ended		Nine Months Ended
	September 30, 2013		September 30, 2013
(Dollars in thousands, except share and per share data)	As Reported	Corrected	As Reported	Corrected

Income before taxes	$11,645	$11,645	$64,996	$64,996
Provision for income taxes	246	466	406	626
Net Income	11,399	11,179	64,590	64,370
Less: Income attributable to non-controlling interests	11,088	10,541	64,077	63,530
Net Income attributable to RCS Capital Corporation	$311	$638	$513	$840

Per Share Data
Net Income per share attributable to RCS Capital Corporation	$0.12	$0.26	$0.21	$0.34
Weighted average shares used in basic and diluted net income per share	2,500,000	2,500,000	2,500,000	2,500,000

About RCAP

RCAP is a publicly traded Delaware holding company listed on the New York Stock Exchange that was formed to operate and grow businesses focused on the retail direct investment industry. RCAP holds a direct minority economic interest in Realty Capital Securities, LLC, a FINRA registered wholesale broker-dealer and an investment banking and capital markets business, American National Stock Transfer, LLC, an SEC registered transfer agent, and RCS Advisory Services, LLC, a transaction management services business. Additional information about RCAP can be found on its website at www.rcscapital.com. RCAP may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCAP and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “strives,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements, including as a result of those factors set forth in the Risk Factors section of RCAP’s prospectus. The following additional factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: the ability to obtain requisite approvals necessary for potential acquisitions; market volatility; unexpected costs or unexpected liabilities that may arise from the potential acquisitions, whether or not consummated; the inability to retain key personnel; the deterioration of market conditions; and future regulatory or legislative actions that could adversely affect the parties to potential acquisitions. Further, forward-looking statements speak only as of the date they are made, and RCAP undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Investor Inquiries:

Anthony J. DeFazio	Brian S. Block, EVP & CFO
DDCworks	RCS Capital Corporation
tdefazio@ddcworks.com	bblock@arlcap.com
Ph: 484-342-3600	Ph: 866-904-2988

RCS Capital Corporation
Consolidated Statements of Income
(Unaudited)
(Dollars in thousands, except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
REVENUES
Commissions	$139,166	$64,999	$408,869	$139,685
Dealer manager fees	69,485	41,545	231,586	81,823
Investment banking advisory services	7,445	-	15,415	925
Transfer agency revenue	2,830	-	5,760	-
Services revenue	3,006	253	8,000	786
Reimbursable expenses	1,754	19	2,689	141
Other	99	-	113	36
Total revenues	223,785	106,816	672,432	223,396

EXPENSES
Third-party commissions	139,205	64,985	408,913	139,664
Third-party reallowance	24,109	10,106	66,337	21,240
Internal commissions, payroll and benefits	31,938	14,306	90,298	32,858
Conferences and seminars	5,476	2,946	17,730	10,524
Travel	2,315	1,302	4,738	4,329
Marketing and advertising	1,655	924	4,876	1,077
Professional fees	1,503	288	3,467	1,104
Data processing	2,045	-	4,388	-
Management fee	1,335	-	2,013	-
Other	2,559	384	4,676	1,060
Total expenses	212,140	95,241	607,436	211,856
Income before taxes	11,645	11,575	64,996	11,540
Provision for income taxes	466	-	626	-
Net income	11,179	11,575	64,370	11,540
Less: Net Income attributable to non-controlling interests	10,541	11,575	63,530	11,540
Net income attributable to RCS Capital Corporation	$638	$-	$840	$-
Per Share Data
Net Income per share attributable to RCS Capital Corporation	$0.26	n/a	$0.34	n/a
Weighted average shares used in basic and diluted net income per share	2,500,000		2,500,000